UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2004

SEMOTUS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA 0-21069 36-3574355 (State or other jurisdiction of (Commission (I.R.S. Employer incorporation or organization) File Number) Identification No.)

16400 Lark Ave., Suite 230, Los Gatos, CA 95032

(Address of Principal Executive Offices) (Zip Code)

(408) 358-7100

(Registrant's Telephone Number, including area code)

ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Burr, Pilger & Mayer LLP served as our independent auditors from July 15, 2002 to July 13, 2004. We have determined to change our independent auditors for the fiscal year ending March 31, 2005, and we dismissed Burr, Pilger & Mayer LLP on July 13, 2004. The decision to change independent auditors was recommended by the Company's management team and unanimously approved by the Company's Audit Committee and the Board of Directors.

Our decision to change our independent auditors did not occur due to any existing or previous accounting disagreements with Burr, Pilger & Mayer LLP, and Burr, Pilger & Mayer LLP has expressed no disclaimer of opinion, adverse opinion, qualification or limitation as to uncertainty, audit scope, or accounting principles regarding our financial statements or the audit process, for the fiscal years ended March 31, 2004 or 2003. Neither have there been any accounting disagreements or reportable events within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of SEC Regulation S-K for those periods or for the interim period from April 1, 2004 up to and including July 13, 2004. Burr, Pilger & Mayer LLP has stated in its attached letter addressed to the SEC its concurrence with the foregoing statements in this paragraph.

On July 13, 2004, we engaged L.L. Bradford & Company to serve as our independent auditors for the fiscal year ending March 31, 2005. The decision to engage L.L. Bradford & Company was recommended by the Company's management team and unanimously approved by the Company's Audit Committee and the Board of Directors. We did not seek the advice of L.L. Bradford & Company on specific audit issues relating to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any matter that was a reportable event prior to the engagement of this firm.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

16.1 - Letter from Burr, Pilger & Mayer LLP dated July 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEMOTUS SOLUTIONS, INC.

Date: July 15, 2004 By: /s/ Anthony N. LaPine -------------------------------- Anthony N. LaPine, President and Chief Executive Officer

EXHIBIT 16.1

July 15, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sirs / Madams:

We have read the statements made by Semotus Solutions, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K dated July 15, 2004. We agree with the statements concerning our Firm in such Form 8K.

Yours very truly,

/s/ Burr, Pilger & Mayer LLP Burr, Pilger & Mayer LLP

End of Filing